A. Settlement Statement (HUD-1)

OMB Approval No. 2502-0265

B. Type of Loan		6. File Number:	7. Loan Number:	8. Mortgage Insurance Case Number:
1. ☐ FHA 2. ☐ RHS 3. ☐ Conv. Unins.	4. ☐ VA 5. ☐ Conv. Ins.	PURE 719		

C. NOTE: This form is furnished to give you a statement of actual settlement costs. Amounts paid to and by the settlement agent are shown. Items marked "(p.o.c.)" were paid outside the closing; they are shown here for informational purposes and are not included in the totals.

D. Name & Address of Borrower:	E. Name & Address of Seller:	F. Name & Address of Lender:
O'GORMAN PROPERTIES, INC.	ADDR PROPERTIES, LLC	Santander Bank 4261 Route 9N Howell, NJ 07731

G. Property Location:	H. Settlement Agent:	I. Settlement Date:
160 Highway 35 Old Bridge Twp., NJ 08857 Middlesex County Block 216, Lot 5 Addl: 4#SF-9000	Gerard A. Del Tufo, Esq. Place of Settlement 4261 Rt 9N., Howell, NJ 07731	March 15, 2016

J. SUMMARY OF BORROWER'S TRANSACTION

100. Gross Amount Due from Borrower:	
101. Contract sales price	$626,000.00
102. Personal property	
103. Settlement charges to Borrower *(line 1400)*	$17,320.40
104.	
105.	
Adjustment for Items Paid by Seller in Advance	
106. City/town taxes 3/15/16 to 3/31/16	$731.17
107. County taxes to	
108. Assessments to	
109.	
110.	
111.	
112.	
120. Gross Amount Due from Borrower	$643,051.57
200. Amounts Paid by or in Behalf of Borrower:	
201. Deposit of earnest money	$65,000.00
202. Principal amount of new loan(s)	$500,000.00
203. Existing loan(s) taken subject to	
204.	
205.	
206.	
207.	
208.	
209.	
Adjustments for Items Unpaid by Seller	
210. City/town taxes to	
211. County taxes to	
212. Assessments to	
213. Rent Adjustment 3/15/16 to 3/31/16	$774.15
214.	
215.	
216.	
217.	
218.	
219.	
220. Total Paid by/for Borrower	$565,774.15
300. Cash at Settlement from/to Borrower	
301. Gross amount due from Borrower *(line 120)*	$643,051.57
302. Less amounts pd by/for Borrower *(line 220)*	($565,774.15)
303. Cash ☒ From ☐ To Borrower	$77,277.42

K. SUMMARY OF SELLER'S TRANSACTION

400. Gross Amount Due to Seller:		
401. Contract sales price	$626,000.00	
402. Personal property		
403.		
404.		
405.		
Adjustments for Items Paid by Seller in Advance		
406. City/town taxes 3/15/16 to 3/31/16	$731.17	
407. County taxes to		
408. Assessments to		
409.		
410.		
411.		
412.		
420. Gross Amount Due To Seller	$626,731.17	L04
500. Reductions In Amount Due To Seller:		
501. Excess deposit *(see instructions)*	$65,000.00	
502. Settlement charges to Seller *(line 1400)*	$40,250.00	<1>
503. Existing loan(s) taken subject to		
504. Payoff of first mortgage loan		
505. Payoff of second mortgage loan		
506.		
507. BULK SALE ESCROW	$2,100.00	<2>
508. CO & ROOF REPAIR ESCROW	$20,000.00	<2>
509. Wire Fee Proceeds	$30.00	<2>
Adjustments for Items Unpaid by Seller		
510. City/town taxes to		
511. County taxes to		
512. Assessments to		
513. Rent Adjustment 3/15/16 to 3/31/16	$774.15	<2>
514.		
515.		
516. Final Water Escrow	$250.00	<2>
517.		
518.		
519.		
520. Total Reduction Amount Due Seller	$128,404.15	
600. Cash at Settlement to/from Seller		
601. Gross amount due to Seller *(line 420)*	$626,731.17	
602. Less reduction in amount due Seller *(line 520)*	($128,404.15)	
603. Cash ☒ To ☐ From Seller	$497,327.02	

SUBSTITUTE FORM 1099 SELLER STATEMENT

The information contained in Blocks E, G, H and I and on line 401 (or, if line 401 is asteriskced, lines 403 and 404) is important tax information and is being furnished to the Internal Revenue Service. If you are required to file a return, a negligence penalty or other sanction will be imposed on you if this item is required to be reported and the IRS determines that it has not been reported. **SELLER:** If this real estate is your principal residence, file appropriate forms, for any gain, with your income tax return; for other transactions, complete the applicable parts of Form 4797, Form 6252 and/or Schedule D (Form 1040). You are required to provide the Settlement Agent (named "H" above) with your correct taxpayer identification number. If you do not provide the Settlement Agent with your correct taxpayer identification number, you may be subject to civil or criminal penalties imposed by law. Under penalties of perjury, I certify that the number shown on this statement is my correct taxpayer identification number.

Darren DeRosa 3/14/2016
(Seller's Signature) and Date

(Seller's Signature) and Date

L. SETTLEMENT CHARGES

			Paid from Borrower's Funds at Settlement	Paid from Seller's Funds at Settlement	
700. Total Real Estate Broker Fees					
Division of Commission (line 700) as follows:					
701. $31,250.00 to Sheldon Gross Realty Inc.					
702. $ to					
703. Commission paid at Settlement				$31,250.00	L04
704.					
800. Items Payable in Connection with Loan					
801. Our origination charge	$	(from GFE #1)			
802. Your credit or charge (points) for the specific interest rate chosen	$	(from GFE #2)			
803. Your adjusted origination charges	$	(from GFE #A)			
804. Appraisal fee to	$	(from GFE #3)	$2,500.00		
805. Credit report to	$	(from GFE #3)			
806. Tax service to	$	(from GFE #3)			
807. Flood certification to	$	(from GFE #3)			
808. Commitment Fee to Santander Bank			$2,500.00		
809. Environmental Fee to Santander Bank			$370.00		
810.					
811.					
812.					
900. Items Required by Lender to Be Paid in Advance					
901. Daily interest charges from to @ $ /day		(from GFE #10)			
902. Mortgage insurance premium for months to		(from GFE #3)			
903. Homeowner's insurance for years to		(from GFE #11)			
904.					
905.					
906.					
1000. Reserves Deposited with Lender					
1001. Initial deposit for your escrow account	$	(from GFE #9)			
1002. Homeowner's insurance months @ $ per month	$				
1003. Mortgage insurance months @ $ per month	$				
1004. Property taxes months @ $ per month	$				
1005. months @ $ per month	$				
1006. months @ $ per month	$				
1007. Aggregate Adjustment	-$				
1100. Title Charges					
1101. Title services and lender's title insurance PURE Title	$1,266.40	(from GFE #4)	$4,266.40		
1102. Settlement or closing fee Irene Andujar, Paralegal	$750.00				
1103. Owner's title insurance PURE Title	$	(from GFE #5)	$344.00		
1104. Lender's title insurance PURE Title	$2,250.00				
1105. Lender's title policy limit	$500,000.00				
1106. Owner's title policy limit	$625,000.00				
1107. Agent's portion of the total title insurance premium to	$		[redacted]	[redacted]	
1108. Underwriter's portion of the total title insurance premium to	$				
1109. Gerard A. Del Tufo, Esq. Buyer's Attorney Fee			$1,850.00		
1110. Monica Vir, Esq. Seller's Attorney fee				$3,550.00	<2>
1111.					
1200. Government Recording and Transfer Charges					
1201. Government recording charges	$	(from GFE #7)	$350.00		
1202. Deed $150.00 Mortgage $200.00 Releases	$				
1203. Transfer taxes Realty Transfer to Middlesex County	$	(from GFE #8)		$5,450.00	<2>
1204. City/county tax/stamps: Deed $ Mortgage	$				
1205. State tax/stamps: Deed $ Mortgage	$				
1206.					
1300. Additional Settlement Charges					
1301. Required services that you can shop for	$	(from GFE #6)			
1302. Survey to Seneca Survey	$		$2,475.00		
1303.	$				
1304. Cahill, Wilinski Rhodes & Joyce - Lender Attorney Review Fee			$2,665.00		
1305.					
1306.					
1307.					
1308.					
1309.					
1310.					
1400. TOTAL SETTLEMENT CHARGES (enter on lines 103, Section J and 502, Section K)			$17,320.40	$40,250.00	<1>

CERTIFICATION - I have carefully reviewed the HUD-1 Settlement Statement and to the best of my knowledge and belief, it is a true and accurate statement of all receipts and disbursements made on my account or by me in this transaction. I further certify that I have received a copy of the HUD-1 Settlement Statement.

Dated 3/15/16 ______ Seller Darren DeRosa — Dated 3/15/16 ______ Borrower Kevin O'Gorman

Dated ______ Seller — Dated ______ Borrower

To the best of my knowledge the HUD-1 Settlement Statement which I have prepared is a true and accurate account of the funds which were received and have been or will be disbursed by the undersigned as part of the settlement of this transaction.

Dated March 15, 2016 ______ Settlement Agent Gerard A. Del Tufo, Esq.

<2> Total costs less comission
$ 2,100
+20,000
+ 30
+ 774
+ 250
+ 3,550
+ 5,450
32,154 L04